Exhibit 10.14

Loan Application

2021/3/16

Address: 2-5-9, Kotobashi, Sumida-Ku, Tokyo, 1300022, Japan	Amount: 153,572,000 JPY

Name: Yoshitsu Co., Ltd	Desired Borrowing Date: 2021/3/22

Representative President: /s/ Mei Kanayama	Repayment Due Date: 2021/8/31

Use: Koshigaya warehouse construction funds	No new collateral for this application.

Repayment Method: Lump sum-payment

Interest Payment method: Deducted from the Client’s account at the end of every month

☑ The first interest payment starts from the first day to 2020/12/31 shall be implemented at the loan start date, with deferred payment for the previous month on the last day of every month. However, interest up to the final repayment date will be prepaid on the final transfer date.

Revolving Mortgage Change Contract Certificate

2021/3/22

The Client set up a revolving mortgage on the property described below by a contract with a revolving mortgage on 2019/9/26. It is registered as No. 22065 at Saitama District Legal Affairs Bureau Koshigaya Branch office claim reception desk 2019/9/26.

the maximum amount is changed as follows:

Maximum Amount

Before: 730,000,000 JPY

After: 780,000,000 JPY